FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED DECEMBER 31, 2024, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA...January 23, 2025...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $6,895,000, and diluted earnings per share of $0.36 for the three months ended December 31, 2024, compared to $5,893,000 and $0.50 per diluted common share for the three months ended December 31, 2023.
FINANCIAL HIGHLIGHTS
•Net income during the fourth quarter increased to $6.9 million, or $0.36 per diluted common share, compared to net income of $3.4 million and $0.18, respectively, in the third quarter of 2024.
•Gross loans increased by $37.1 million during the fourth quarter, or 6.46% on an annualized basis.
•Total cost of deposits decreased to 1.49% for the quarter ended December 31, 2024 compared to 1.69% for the quarter ended September 30, 2024.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 36.02% and 37.16% for the quarters ended December 31, 2024 and September 30, 2024, respectively.
•Net interest margin increased to 3.95% for the quarter ended December 31, 2024, from 3.69% for the quarter ended September 30, 2024.
•Capital positions remain strong at December 31, 2024 with a 9.17% Tier 1 Leverage Ratio; a 11.15% Common Equity Tier 1 Ratio; a 11.33% Tier 1 Risk-Based Capital Ratio; and a 13.58% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on February 21, 2025 to shareholders of record as of February 7, 2025.

“The year 2024 will be remembered as a transformative chapter in the Company’s story – one that positions us for future success with a strengthened team, enhanced expertise, expanded Central California territory, greater technologies and product offerings, all to better serve our valued clients and communities,” said James J. Kim, President and CEO of the Bank and CEO of the Company.

“The synergies created by merging our two well-established companies is delivering a whole greater than its parts, as evidenced by combining a premier deposit base with strong asset generation, among other key advantages. This merger is a testament to the inspiring commitment and teamwork of our exceptional employees, whose passion for exceeding expectations and building lasting relationships with clients, communities and shareholders drives our continued success.”

“The fourth-quarter results were highlighted by an improved net interest margin, primarily driven by decreased interest expense on deposits and stable interest income. We are looking forward to building on this foundation as we head into 2025,” added Shannon Livingston, Executive Vice President and Chief Financial Officer.
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Community West Bancshares -- page 2
Results of Operations

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except share and per-share amounts)	2024	2024	2023	2024	2023
Net interest income before (credit) provision for credit losses	$32,024	$30,214	$20,115	$110,367	$82,429
Provision (credit) for credit losses	1,224	(518)	(168)	11,113	309
Net interest income after provision (credit) for credit losses	30,800	30,732	20,283	99,254	82,120
Total non-interest income	2,303	1,105	2,267	6,445	7,020
Total non-interest expenses	23,188	27,677	14,854	94,701	55,300
Income before provision for income taxes	9,915	4,160	7,696	10,998	33,840
Provision for income taxes	3,020	775	1,803	3,332	8,304
Net income	$6,895	$3,385	$5,893	$7,666	$25,536

Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’s financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

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Community West Bancshares -- page 3
Reconciliation of GAAP and Non-GAAP Financial Measures

	For the Three Months Ended			For the Twelve Months Ended December 31,
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except share and per-share amounts)	2024	2024	2023	2024	2023

NET INCOME:
Net income (GAAP)	$6,895	$3,385	$5,893	$7,666	$25,536
Merger and conversion related costs:
Provision for credit losses on acquired non purchased credit deteriorated (PCD) loans	—	—	—	10,877	—
Personnel and severance	107	547	—	3,639	—
Professional services	—	229	581	2,240	1,191
Data processing and technology	293	1,975	—	2,961	—
Other	68	457	—	774	—
Total merger and conversion related costs	468	3,208	581	20,491	1,191

Loss on sale of investment securities	—	1,853	424	4,199	907
Income tax benefit of non-core items	(138)	(1,496)	(297)	(7,298)	(620)
Comparable net income (non-GAAP)	$7,225	$6,950	$6,601	$25,058	$27,014
DILUTED EARNINGS PER SHARE:
Weighted average diluted shares	18,981,835	18,965,434	11,774,085	17,179,796	11,752,872
Diluted earnings per share (GAAP)	$0.36	$0.18	$0.50	$0.45	$2.17
Comparable diluted earnings per share (non-GAAP)	$0.38	$0.37	$0.56	$1.46	$2.30
RETURN ON AVERAGE ASSETS
Average assets	$3,524,115	$3,541,444	$2,416,929	$3,190,361	$2,460,358
Return on average assets (GAAP)	0.78%	0.38%	0.98%	0.24%	1.04%
Comparable return on average assets (non-GAAP)	0.82%	0.80%	1.09%	0.79%	1.10%
RETURN ON AVERAGE EQUITY
Average stockholders' equity	$365,208	$353,018	$184,463	$317,142	$184,878
Return on average equity (GAAP)	7.55%	3.84%	12.78%	2.42%	13.81%
Comparable return on average equity (non-GAAP)	7.91%	8.30%	14.31%	7.90%	14.61%
EFFICIENCY RATIO
Non-interest expense (GAAP)	$23,188	$27,677	$14,854	$94,701	$55,300
Merger-related non-interest expenses	(468)	(3,208)	(581)	(20,491)	(1,191)
Non-interest expense (non-GAAP)	22,720	24,469	14,273	74,210	54,109
Net interest income	32,024	30,214	20,115	110,367	82,429
Non-interest income	2,303	1,105	2,267	6,445	7,020
Loss on sale of investment securities	—	1,853	424	4,199	907
Non-interest income (non-GAAP)	$2,303	$2,958	$2,691	$10,644	$7,927
Efficiency ratio (GAAP)	67.55%	90.87%	66.37%	81.07%	61.82%
Comparable efficiency ratio (non-GAAP)	66.19%	75.73%	62.58%	61.33%	59.88%

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Community West Bancshares -- page 4
For the quarter ended December 31, 2024, the Company reported unaudited consolidated net income of $6,895,000 and diluted earnings per common share of $0.36, compared to consolidated net income of $3,385,000 and $0.18 per fully diluted share for the trailing quarter, and consolidated net income of $5,893,000 and $0.50 per diluted share for the same period in 2023. The earnings profile of the Company has improved during the quarter from improvement in the net interest income and margin and a decrease in merger expenses. The core system integration completion in the third quarter has allowed for the Company to begin implementation of cost savings strategies, some of which are reflected in the current quarter.

For the twelve months ended December 31, 2024, the Company reported unaudited consolidated net income of $7,666,000 and diluted earnings per common share of $0.45, compared to consolidated net income of $25,536,000 and $2.17 per diluted share for the same period in 2023. The earnings for the period were impacted by a provision for credit losses of $11,113,000 and an increase in total non-interest expense of $39,401,000, partially offset by an increase in net interest income before provision for credit losses of $27,938,000 and a decrease in the provision for income taxes of $4,972,000. Increases in non-interest expenses for the year-to-date period were impacted by merger and acquisition expenses and the additional operating expenses of the Central Valley Community Bancorp/Community West Bancshares (“merger”). For further details of these items, see the reconciliatoin of non-GAAP financial measures, above.

Annualized return on average equity (ROAE) for the quarter ended December 31, 2024 was 7.55%, compared to 12.78% for the same period of 2023. Annualized return on average assets (ROAA) was 0.78% for the quarter ended December 31, 2024 compared to 0.98% for the same period in 2023. The decrease in ROAE and ROAA is reflective of the reduced earnings due to merger and acquisition expenses.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.16% for the quarter ended December 31, 2024, compared to 3.18% for the quarter ended December 31, 2023 and 3.24% for the quarter ended September 30, 2024. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.18% for the twelve months ended December 31, 2024, compared to 3.15% for the twelve months ended December 31, 2023.

Total average loans increased by $1,039,858,000 to $2,308,180,000 for the quarter ended December 31, 2024, from $1,268,322,000 for the quarter ended December 31, 2023 and increased by $28,135,000 from $2,280,045,000 for the quarter ended September 30, 2024. The year over year increase was primarily due to the consummation of the merger, in which loans with a fair value of $920,100,000 were recorded on the balance sheet as of April 1, 2024. The effective yield on average loans was 6.61% for the quarter ended December 31, 2024, compared to 5.62% and 6.53% for the quarters ended December 31, 2023 and September 30, 2024, respectively. Total average loans increased by $717,581,000 to $1,980,807,000 for the twelve months ended December 31, 2024, from $1,263,226,000 for the twelve months ended December 31, 2023. The effective yield on average loans was 6.58% for the twelve months ended December 31, 2024, compared to 5.53% for the twelve months ended December 31, 2023.

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Community West Bancshares -- page 5
The Company’s net interest margin (fully tax equivalent basis) was 3.95% for the quarter ended December 31, 2024, compared to 3.52% for the quarter ended December 31, 2023 and 3.69% for the quarter ended September 30, 2024. Net interest income, before provision for credit losses, increased by $11,909,000 or 59.20%, to $32,024,000 for the fourth quarter of 2024, compared to $20,115,000 for the same period in 2023. Over the last year, the Company's yield on interest earning assets has increased from 4.51% for the quarter ended December 31, 2023 to 5.59% for the quarter ended December 31, 2024. Additionally, the Company has been impacted by higher costs on interest-bearing liabilities, in which the cost of total deposits increased to 1.49% from 0.87% when comparing the quarters ended December 31, 2024 and 2023. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios from both acquired deposits from the merger and the Company’s existing base. Net interest income during the three months ended December 31, 2024 and 2023 benefited by approximately 24 basis points ($1,909,000) and two basis points ($115,408), respectively, from the net accretion of fair value marks.

The Company’s net interest margin (fully tax equivalent basis) was 3.76% for the twelve months ended December 31, 2024, compared to 3.58% for the twelve months ended December 31, 2023. Net interest income, before provision for credit losses, increased $27,938,000 or 33.89%, to $110,367,000 for the twelve months ended December 31, 2024, compared to $82,429,000 for the same period in 2023. The accretion on loan marks of acquired loans increased interest income by $9,849,000 and $325,000 during the twelve months ended December 31, 2024 and 2023, respectively. Net interest income during the twelve months ended December 31, 2024 and 2023 benefited by approximately 15 basis points ($4,464,000) and two basis points ($325,000), respectively, from the net accretion of the fair value marks.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	December 31,	September 30,
(Dollars in thousands)	2024	2024	$ Change	% Change
Service charges	$456	$478	$(22)	(4.6)%
Appreciation in cash surrender value of bank owned life insurance	354	349	5	1.4%
Interchange fees	436	602	(166)	(27.6)%
Loan placement fees	232	251	(19)	(7.6)%
Net realized losses on sales and calls of investment securities	—	(1,853)	1,853	(100.0)%
Federal Home Loan Bank dividends	241	238	3	1.3%
Other income	584	1,040	(456)	(43.8)%
Total non-interest income	$2,303	$1,105	$1,198	108.4%

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Community West Bancshares -- page 6

	Three months ended December 31,
(Dollars in thousands)	2024	2023	$ Change	% Change
Service charges	$456	$372	$84	22.6%
Appreciation in cash surrender value of bank owned life insurance	354	271	83	30.6%
Interchange fees	436	427	9	2.1%
Loan placement fees	232	169	63	37.3%
Net realized losses on sales and calls of investment securities	—	(424)	424	(100.0)%
Federal Home Loan Bank dividends	241	148	93	62.8%
Other income	584	1,304	(720)	(55.2)%
Total non-interest income	$2,303	$2,267	$36	1.6%

	Twelve months ended December 31,
(Dollars in thousands)	2024	2023	$ Change	% Change
Service charges	$1,798	$1,503	$295	19.6%
Appreciation in cash surrender value of bank owned life insurance	1,325	1,035	290	28.0%
Interchange fees	2,078	1,780	298	16.7%
Loan placement fees	893	584	309	52.9%
Net realized losses on sales and calls of investment securities	(4,199)	(907)	(3,292)	363.0%
Federal Home Loan Bank dividends	796	498	298	59.8%
Other income	3,754	2,527	1,227	48.6%
Total non-interest income	$6,445	$7,020	$(575)	(8.2)%

The increase in total non-interest income for the three months ended December 31, 2024 as compared to the trailing quarter and prior year quarter was due to no loss on sales of securities in the fourth quarter. The year-to-date losses on investment securities increased as compared to the prior year. The increase in other income for the quarter ended December 31, 2024 and year-to-date compared to prior year was primarily due to income from other investments, net loan servicing income, and an increase in credit card merchant fees.

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Community West Bancshares -- page 7
Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	December 31,	September 30,
(Dollars in thousands)	2024	2024	$ Change	% Change
Salaries and employee benefits	$12,670	$13,710	$(1,040)	(7.6)%
Occupancy and equipment	2,826	2,687	139	5.2%
Information technology	1,518	1,878	(360)	(19.2)%
Regulatory assessments	446	437	9	2.1%
Data processing expense	738	1,288	(550)	(42.7)%
Professional services	638	861	(223)	(25.9)%
ATM/Debit card expenses	572	546	26	4.8%
Advertising	153	261	(108)	(41.4)%
Directors’ expenses	201	193	8	4.1%
Merger and acquisition expense	467	3,208	(2,741)	(85.4)%
Loan related expenses	316	260	56	21.5%
Personnel other	112	53	59	111.3%
Amortization of core deposit intangibles	250	251	(1)	(0.4)%
Other expense	2,281	2,044	237	11.6%
Total non-interest expenses	$23,188	$27,677	$(4,489)	(16.2)%

	Three months ended December 31,
(Dollars in thousands)	2024	2023	$ Change	% Change
Salaries and employee benefits	$12,670	$7,885	$4,785	60.7%
Occupancy and equipment	2,826	1,715	1,111	64.8%
Information technology	1,518	919	599	65.2%
Regulatory assessments	446	388	58	14.9%
Data processing expense	738	672	66	9.8%
Professional services	638	768	(130)	(16.9)%
ATM/Debit card expenses	572	189	383	202.6%
Advertising	153	159	(6)	(3.8)%
Directors’ expenses	201	150	51	34.0%
Merger and acquisition expense	467	581	(114)	(19.6)%
Loan related expenses	316	113	203	179.6%
Personnel other	112	30	82	273.3%
Amortization of core deposit intangibles	250	—	250	—%
Other expense	2,281	1,285	996	77.5%
Total non-interest expenses	$23,188	$14,854	$8,334	56.1%

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Community West Bancshares -- page 8

	Twelve months ended December 31,
(Dollars in thousands)	2024	2023	$ Change	% Change
Salaries and employee benefits	$48,470	$31,367	$17,103	54.5%
Occupancy and equipment	9,479	5,726	3,753	65.5%
Information technology	5,940	3,616	2,324	64.3%
Regulatory assessments	1,837	1,312	525	40.0%
Data processing expense	3,748	2,621	1,127	43.0%
Professional services	2,825	2,234	591	26.5%
ATM/Debit card expenses	1,750	757	993	131.2%
Advertising	854	542	312	57.6%
Directors’ expenses	752	614	138	22.5%
Merger and acquisition expense	9,614	1,191	8,423	707.2%
Loan related expenses	802	478	324	67.8%
Personnel other	345	404	(59)	(14.6)%
Amortization of core deposit intangibles	751	68	683	1004.4%
Other expense	7,534	4,370	3,164	72.4%
Total non-interest expenses	$94,701	$55,300	$39,401	71.2%

During the fourth quarter of 2024, total non-interest expense decreased $4.5 million as compared to the trailing quarter. Non-interest expenses were heightened during 2024 due to the non-recurring merger related expenses and additional costs related to operating on two core systems until conversion was completed. Since systems integrations and re-branding across the footprint have been completed, cost savings have begun to materialize during the fourth quarter in salaries and employee benefits, information technology, data processing, professional services, and advertising.

Balance Sheet Summary
Total assets for the period ended December 31, 2024 increased $1,088,345,000 or 45%, compared to the period ended December 31, 2023. Total average assets for the quarter ended December 31, 2024 were $3,524,115,000 compared to $2,416,929,000 for the quarter ended December 31, 2023 and $3,541,444,000 for the quarter ended September 30, 2024, an increase of $1,107,186,000 or 45.81% and an decrease of $17,329,000 or 0.49%, respectively. As a result of the merger on April 1, the Company recorded goodwill of approximately $43 million and core deposit intangibles of $10.0 million.

For the quarter ended December 31, 2024, the Company’s average investment securities decreased by $138,616,000, or 13.98%, compared to the quarter ended December 31, 2023, and decreased by $42,827,000, or 4.78%, compared to the quarter ended September 30, 2024. This decrease was the result of sales and maturities of available for sale (AFS) securities, partially offset by improvements in the unrealized loss position of the remaining AFS securities.

In comparing the quarter ended December 31, 2024 to the quarters ended September 30, 2024 and December 31, 2023, total average gross loans increased by $28,135,000 or 1.23% and increased $1,039,858,000 or 81.99%, respectively.

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Community West Bancshares -- page 9

The following table shows the Company’s outstanding loan portfolio composition as of December 31, 2024 and December 31, 2023:

	December 31, 2024		December 31, 2023
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$143,422	6.1%	$105,466	8.2%
Agricultural production	37,323	1.6%	33,556	2.6%
Total commercial	180,745	7.7%	139,022	10.8%
Real estate:
Construction & other land loans	67,869	2.9%	33,472	2.6%
Commercial real estate - owner occupied	323,188	13.8%	215,146	16.7%
Commercial real estate - non-owner occupied	913,165	39.1%	539,522	41.9%
Farmland	139,815	6.0%	120,674	9.3%
Multi-family residential	133,595	5.7%	61,307	4.7%
1-4 family - close-ended	123,445	5.3%	96,558	7.5%
1-4 family - revolving	35,421	1.5%	27,648	2.1%
Total real estate	1,736,498	74.3%	1,094,327	84.8%
Consumer:
Manufactured housing	322,263	13.8%	—	—%
Other installment	92,839	4.0%	55,606	4.3%
Total consumer	415,102	17.8%	55,606	4.3%
Net deferred origination costs	1,876	0.1%	1,842	0.1%
Total gross loans	2,334,221	99.9%	1,290,797	100.0%
Allowance for credit losses	(25,803)		(14,653)
Total loans	$2,308,418		$1,276,144

The composition of deposits at December 31, 2024 and December 31, 2023 is summarized in the table below:

	December 31, 2024		December 31, 2023
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$470,548	16.2%	$251,334	12.3%
MMA accounts	843,145	29.0%	497,043	24.4%
Time deposits	443,284	15.2%	162,085	7.9%
Savings deposits	172,976	5.9%	179,609	8.8%
Total interest-bearing	1,929,953	66.3%	1,090,071	53.4%
Non-interest bearing	980,824	33.7%	951,541	46.6%
Total deposits	$2,910,777	100.0%	$2,041,612	100.0%

Total average deposits increased $789,826,000 or 37.34%, to $2,904,868,000 for the quarter ended December 31, 2024, compared to $2,115,042,000 for the quarter ended December 31, 2023, and decreased $30,083,000, or 1.02%, compared to $2,934,951,000 for the quarter ended September 30, 2024. The Company’s ratio of average non-interest bearing deposits to total deposits was 36.02% for the quarter ended December 31, 2024, compared to 46.61% and 37.16% for the quarters ended December 31, 2023 and September 30, 2024, respectively.
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Community West Bancshares -- page 10

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $66,670,000 to $120,398,000 compared to $53,728,000 at December 31, 2023. The Company had $133,442,000, net of discount, in short-term borrowings at December 31, 2024 compared to $132,508,000 at December 31, 2023.

At December 31, 2024 and December 31, 2023, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	December 31, 2024	December 31, 2023
Cash and cash equivalents	$120,398	$53,728
Unpledged investment securities	403,669	574,633
Excess pledged securities	69,866	116,740
FHLB borrowing availability	576,556	307,483
FRB Bank Term Funding Program (BTFP) availability (1)	—	1,174
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	3,828	4,448
Total	$1,284,317	$1,168,206
(1) The BFTP was discontinued by the FRB as of March 2024. No further advances are available under this program.

Credit Quality
During the fourth quarter of 2024, the Company recorded net loan charge-offs of $59,000 compared to $170,000 in net recoveries for the same period in 2023. The net charge-off ratio reflects annualized net charge-offs to average loans of 0.01% for the quarter ended December 31, 2024, compared to annualized net recoveries of 0.05% for the quarter ended December 31, 2023. During the quarter ended December 31, 2024, the Company recorded a provision of $971,000 for credit losses on loans, compared to a $1,051,000 credit to the provision for loan losses for the quarter ended December 31, 2023. In addition to the provision of credit losses on loans for the quarter ended December 31, 2024, the Company recorded a provision for credit losses on held-to-maturity securities of $299,000 as compared to a provision of $770,000 in the prior year quarter. The Company recorded a credit to the provision for unfunded loan commitments totaling $46,000 for the quarter ended December 31, 2024 compared to a provision of $113,000 in the prior year quarter.

The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	December 31, 2024	% of Total	September 30, 2024	% of Total	December 31, 2023	% of Total
Pass	$2,272,543	97.4%	$2,228,707	97.0%	$1,261,496	97.7%
Special mention	17,384	0.7%	28,799	1.3%	9,000	0.7%
Substandard	44,294	1.9%	39,637	1.7%	20,301	1.7%
Doubtful	—		—		—
Total	$2,334,221	100.0%	$2,297,143	100.0%	$1,290,797	100.1%
At December 31, 2024, the allowance for credit losses for loans was $25,803,000, compared to $14,653,000 at December 31, 2023, a net increase of $11,150,000 reflecting a provision for loan losses of $10,792,000, an increase in the allowance for PCD loans of $821,000, and net charge-offs during the period. The year-to-date provision was due to the acquisition of loans from the merger as of April 1, 2024. The allowance for
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Community West Bancshares -- page 11
credit losses as a percentage of total loans was 1.11% and 1.14% as of December 31, 2024 and December 31, 2023, respectively. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at December 31, 2024.
Cash Dividend Declared
On January 22, 2025, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on February 21, 2025 to shareholders of record as of February 7, 2025. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Company Overview
Effective on April 1, 2024, Central Valley Community Bancorp completed its merger transaction with Community West Bancshares. Shortly thereafter Community West Bank, a wholly owned subsidiary of Community West Bancshares, merged with and into Central Valley Community Bank, a wholly-owned subsidiary of Central Valley Community Bancorp, with Central Valley Community Bank being the surviving banking institution. Effective with these mergers, the corporate names of Central Valley Community Bancorp and Central Valley Community Bank were changed to Community West Bancshares and Community West Bank, respectively.

Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, the Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking and Cash Management.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com. Also, follow the Company on LinkedIn, X and Facebook.

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Community West Bancshares -- page 12

Forward-looking Statements- Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies; challenges arising from attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to the merger, including, among others, the expected business expansion may be less successful as projected, deposit attrition, customer or employee loss and/or revenue loss as a result of the merger; natural disasters, such as earthquakes, wildfires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except share amounts)	2024	2024	2023

ASSETS
Cash and due from banks	$28,029	$44,418	$30,017
Interest-earning deposits in other banks	92,369	104,595	23,711
Total cash and cash equivalents	120,398	149,013	53,728
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $547,387 at December 31, 2024, $553,963 at September 30, 2024, and $669,646 at December 31, 2023	477,113	503,964	597,196
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $1,156, $857, and $1,051 at December 31, 2024, September 30, 2024, and December 31, 2023, respectively	301,359	301,920	302,442
Equity securities, at fair value	6,586	6,790	6,649
Loans, less allowance for credit losses of $25,803, $24,891, and $14,653 at December 31, 2024, September 30, 2024, and December 31, 2023, respectively	2,308,418	2,272,252	1,276,144
Bank premises and equipment, net	24,469	23,524	14,042
Bank owned life insurance	53,319	51,515	41,572
Federal Home Loan Bank stock	10,978	10,978	7,136
Goodwill	96,828	96,379	53,777
Core deposit intangibles	9,268	9,518	—
Accrued interest receivable and other assets	113,035	105,445	80,740
Total assets	$3,521,771	$3,531,298	$2,433,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$980,824	$1,076,423	$951,541
Interest bearing	1,929,953	1,845,272	1,090,071
Total deposits	2,910,777	2,921,695	2,041,612
Short-term borrowings	133,442	132,508	80,000
Senior debt and subordinated debentures	69,889	69,853	69,744
Accrued interest payable and other liabilities	44,978	43,727	35,006
Total liabilities	3,159,086	3,167,783	2,226,362
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 18,974,647, 18,945,593, and 11,818,039 at December 31, 2024, September 30, 2024, and December 31, 2023, respectively	207,816	207,164	62,550
Retained earnings	209,984	205,362	210,548
Accumulated other comprehensive loss, net of tax	(55,115)	(49,011)	(66,034)
Total shareholders’ equity	362,685	363,515	207,064
Total liabilities and shareholders’ equity	$3,521,771	$3,531,298	$2,433,426

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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except share and per-share amounts)	2024	2024	2023	2024	2023

INTEREST INCOME:
Interest and fees on loans	$38,247	$37,422	$17,952	$130,166	$69,803
Interest on deposits in other banks	1,311	1,537	646	4,355	3,576
Interest and dividends on investment securities:
Taxable	4,602	4,954	5,825	20,384	23,437
Exempt from Federal income taxes	1,319	1,372	1,398	5,483	5,602
Total interest income	45,479	45,285	25,821	160,388	102,418
INTEREST EXPENSE:
Interest on deposits	10,888	12,493	4,636	40,666	15,527
Interest on short-term borrowings	1,651	1,660	149	5,690	810
Interest on senior debt and subordinated debentures	916	918	921	3,665	3,652
Total interest expense	13,455	15,071	5,706	50,021	19,989
Net interest income before (credit) provision for credit losses	32,024	30,214	20,115	110,367	82,429
PROVISION (CREDIT) FOR CREDIT LOSSES	1,224	(518)	(168)	11,113	309
Net interest income after (credit) provision for credit losses	30,800	30,732	20,283	99,254	82,120
NON-INTEREST INCOME:
Service charges	456	478	372	1,798	1,503
Net realized losses on sales and calls of investment securities	—	(1,853)	(424)	(4,199)	(907)
Other income	1,847	2,480	2,319	8,846	6,424
Total non-interest income	2,303	1,105	2,267	6,445	7,020
NON-INTEREST EXPENSES:
Salaries and employee benefits	12,670	13,710	7,885	48,470	31,367
Occupancy and equipment	2,826	2,687	1,715	9,479	5,726
Other expense	7,692	11,280	5,254	36,752	18,207
Total non-interest expenses	23,188	27,677	14,854	94,701	55,300
Income before provision for income taxes	9,915	4,160	7,696	10,998	33,840
PROVISION FOR INCOME TAXES	3,020	775	1,803	3,332	8,304
Net income	$6,895	$3,385	$5,893	$7,666	$25,536
Net income per common share:
Basic earnings per common share	$0.37	$0.18	$0.50	$0.45	$2.17
Weighted average common shares used in basic computation	18,860,895	18,843,606	11,745,548	17,077,017	11,728,858
Diluted earnings per common share	$0.36	$0.18	$0.50	$0.45	$2.17
Weighted average common shares used in diluted computation	18,981,835	18,965,434	11,774,085	17,179,796	11,752,872
Cash dividends per common share	$0.12	$0.12	$0.12	$0.48	$0.48
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Community West Bancshares -- page 15
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Dec. 31,	Sep. 30,	June 30,		Mar. 31,	Dec. 31,
For the three months ended	2024	2024	2024		2024	2023
(In thousands, except share and per share amounts)
Net interest income	$32,024	$30,214	$29,057		$19,073	$20,115
Provision (credit) for credit losses	1,224	(518)	9,831		575	(168)
Net interest income after provision (credit) for credit losses	30,800	30,732	19,226	19226000	18,498	20,283
Total non-interest income	2,303	1,105	1,400		1,636	2,267
Total non-interest expense	23,188	27,677	28,503		15,333	14,854
Provision (benefit) for income taxes	3,020	775	(1,587)		1,125	1,803
Net income (loss)	$6,895	$3,385	$(6,290)		$3,676	$5,893
Basic earnings (loss) per common share	$0.37	$0.18	$(0.33)		$0.31	$0.50
Weighted average common shares used in basic computation	18,860,895	18,843,606	18,814,020		11,750,528	11,745,548
Diluted earnings (loss) per common share	$0.36	$0.18	$(0.33)		$0.31	$0.50
Weighted average common shares used in diluted computation	18,981,835	18,965,434	18,937,036		11,790,231	11,774,085

COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2024	2024	2024	2024	2023
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.11%	1.08%	1.11%	1.14%	1.14%
Non-performing assets to total assets	0.18%	0.09%	0.08%	—%	—%
Total non-performing assets	$6,461	$3,250	$2,806	$—	$—
Total nonaccrual loans	$6,461	$3,250	$2,806	$—	$—
Total substandard loans	$44,294	$39.637	$39.647	$18,968	$20,301
Total special mention loans	$17,384	$28.799	$25.576	$5,595	$9,000
Net loan charge-offs (recoveries)	$59	$(162)	$41	$525	$(170)
Net charge-offs (recoveries) to average loans (annualized)	0.01%	(0.03)%	0.01%	0.16%	(0.05)%
Book value per share	$19.11	$19.19	$18.49	$17.89	$17.52
Tangible book value per share (1)	$13.52	$13.60	$12.89	$13.35	$12.97
Total equity	$362,685	$363,515	$350,242	$211,717	$207,064
Tangible common equity (1)	$256,589	$257,618	$244,044	$157,935	$153,287
Cost of total deposits	1.49%	1.69%	1.71%	0.98%	0.87%
Interest and dividends on investment securities exempt from Federal income taxes	$1,319	$1,372	$1,396	$1,396	$1,398
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.95%	3.69%	3.65%	3.42%	3.52%
Return on average assets (3)	0.78%	0.38%	(0.73)%	0.61%	0.98%
Return on average equity (3)	7.55%	3.84%	(7.39)%	7.08%	12.78%
Loan to deposit ratio	80.19%	78.62%	78.65%	63.34%	63.33%
Efficiency ratio	67.55%	88.37%	93.58%	74.04%	66.37%
Tier 1 leverage - Bancorp	9.17%	9.38%	9.14%	9.34%	9.18%
Tier 1 leverage - Bank	10.94%	11.24%	11.03%	11.95%	11.75%
Common equity tier 1 - Bancorp	11.15%	11.12%	11.36%	12.94%	12.78%
Common equity tier 1 - Bank	13.54%	13.55%	13.94%	16.94%	16.76%
Tier 1 risk-based capital - Bancorp	11.33%	11.30%	11.55%	13.24%	13.07%
Tier 1 risk-based capital - Bank	13.54%	13.55%	13.94%	16.94%	16.76%
Total risk-based capital - Bancorp	13.58%	13.55%	13.87%	16.25%	16.08%
Total risk based capital - Bank	14.54%	14.53%	14.96%	17.92%	17.74%
(1) Non-GAAP measure. Tangible common equity equals totals shareholder’s equity ($362,685) minus goodwill and core deposit intangible ($106,096). Tangible book value per share equals tangible common equity total ($256,589) divided by shares outstanding 18,974,647.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 16
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended December 31, 2024			For the Three Months Ended September 30, 2024			For the Three Months Ended December 31, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$106,464	$1,311	4.93%	$118,906	$1,537	5.17%	$46,886	$646	5.51%
Securities
Taxable securities	611,747	4,602	3.01%	645,319	4,954	3.07%	736,259	5,825	3.16%
Non-taxable securities (1)	240,850	1,669	2.77%	250,105	1,736	2.78%	254,954	1,770	2.78%
Total investment securities	852,597	6,271	2.94%	895,424	6,690	2.99%	991,213	7,595	3.06%
Total securities and interest-earning deposits	959,061	7,582	3.16%	1,014,330	8,227	3.24%	1,038,099	8,241	3.18%
Loans (2) (3)	2,302,768	38,247	6.61%	2,278,313	37,422	6.53%	1,268,322	17,952	5.62%
Total interest-earning assets	3,261,829	$45,829	5.59%	3,292,643	$45,649	5.52%	2,306,421	$26,193	4.51%
Allowance for credit losses	(24,907)			(25,040)			(15,677)
Non-accrual loans	5,412			1,732			—
Cash and due from banks	35,177			32,303			27,949
Bank premises and equipment	24,236			21,602			12,873
Other assets	222,368			218,204			85,363
Total average assets	$3,524,115			$3,541,444			$2,416,929
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$545,763	$749	0.55%	$476,620	$249	0.21%	$436,817	$189	0.17%
Money market accounts	856,266	5,215	2.42%	887,843	6,501	2.91%	530,379	2,805	2.10%
Time certificates of deposit	456,381	4,924	4.29%	479,944	5,743	4.76%	162,058	1,642	4.02%
Total interest-bearing deposits	1,858,410	10,888	2.33%	1,844,407	12,493	2.69%	1,129,254	4,636	1.63%
Other borrowed funds	208,238	2,567	4.93%	202,676	2,578	5.09%	81,826	1,070	5.23%
Total interest-bearing liabilities	2,066,648	$13,455	2.59%	2,047,083	$15,071	2.93%	1,211,080	$5,706	1.87%
Non-interest bearing demand deposits	1,046,458			1,090,544			985,788
Other liabilities	45,801			50,799			35,598
Shareholders’ equity	365,208			353,018			184,463
Total average liabilities and shareholders’ equity	$3,524,115			$3,541,444			$2,416,929
Interest income and rate earned on average earning assets		$45,829	5.59%		$45,649	5.52%		$26,193	4.51%
Interest expense and interest cost related to average interest-bearing liabilities		13,455	2.59%		15,071	2.93%		5,706	1.87%
Net interest income and net interest margin (4)		$32,374	3.95%		$30,578	3.69%		$20,487	3.52%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $351, $365, and $372 at December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(2)    Loan interest income includes loan (costs) fees of $(117), $(294), and $38 at December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Community West Bancshares -- page 17

	For the Twelve Months Ended December 31, 2024			For the Twelve Months Ended December 31, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance		Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$83,251	$4,355	5.23%	$67,749		$3,576	5.28%
Securities
Taxable securities	663,230	20,384	3.07%	760,140		23,437	3.08%
Non-taxable securities (1)	249,584	6,940	2.78%	256,196		7,091	2.77%
Total investment securities	912,814	27,324	2.99%	1,016,336		30,528	3.00%
Total securities and interest-earning deposits	996,065	31,679	3.18%	1,084,085		34,104	3.15%
Loans (2) (3)	1,978,386	130,166	6.58%	1,263,226		69,803	5.53%
Total interest-earning assets	2,974,451	$161,845	5.44%	2,347,311	2347311000	$103,907	4.43%
Allowance for credit losses	(22,635)			(14,312)
Non-accrual loans	2,421			—
Cash and due from banks	29,884			27,671
Bank premises and equipment	20,297			10,465
Other assets	185,943			89,223
Total average assets	$3,190,361			$2,460,358
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$481,447	$1,464	0.30%	$473,102		$611	0.13%
Money market accounts	759,203	20,284	2.67%	531,013		8,910	1.68%
Time certificates of deposit	389,667	18,918	4.85%	163,220		6,006	3.68%
Total interest-bearing deposits	1,630,317	40,666	2.49%	1,167,335		15,527	1.33%
Other borrowed funds	178,627	9,355	5.24%	86,250		4,462	5.17%
Total interest-bearing liabilities	1,808,944	$50,021	2.76%	1,253,585		$19,989	1.59%
Non-interest bearing demand deposits	1,025,611			987,906
Other liabilities	38,664			33,989
Shareholders’ equity	317,142			184,878
Total average liabilities and shareholders’ equity	$3,190,361			$2,460,358
Interest income and rate earned on average earning assets		$161,845	5.44%			$103,907	4.43%
Interest expense and interest cost related to average interest-bearing liabilities		50,021	2.76%			19,989	1.59%
Net interest income and net interest margin (4)		$111,824	3.76%			$83,918	3.58%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $1,457 and $1,489 at December 31, 2024 and December 31, 2023, respectively.
(2)    Loan interest income includes loan (costs) fees of $(622) and $(11) at December 31, 2024 and December 31, 2023, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                     Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                Community West Bancshares
916-235-4617                    559-222-1322